SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2002

Credit Suisse First Boston (USA), Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)

1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)

Eleven Madison Avenue, New York, New York (Address of principal executive office)	10010 (Zip Code)

(212) 325-2000 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

        On November 25, 2002, Credit Suisse First Boston, the Credit Suisse Group business unit of which we are a part, issued a press release on its write down of notes issued by affiliates of National Century Financial Enterprises, Inc. ("NCFE"). Approximately half of the write downs referred to in the press release were taken with respect to NCFE notes owned by us and our subsidiaries. The press release is filed herewith as an exhibit and incorporated in its entirety by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibit

Exhibit 99.1    Press release dated November 25, 2002 for Credit Suisse First Boston

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON (USA), INC.
/s/ DAVID C. FISHER David C. Fisher Chief Financial and Accounting Officer

November 26, 2002